Exhibit 99.1

SPX Reports First Quarter 2017 Results
Q1 GAAP EPS of $0.24; Adjusted EPS* of $0.38
Strong Margin Expansion and Solid Free Cash Flow* Performance
Reaffirming Full-Year Adjusted EPS* Guidance Range of $1.55-$1.70
CHARLOTTE, N.C., May 4, 2017 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended April 1, 2017.
The results and guidance in this release include non-GAAP financial measures, including “Core” results, “adjusted operating income (loss)” and “adjusted earnings (loss) per share.” To provide clarity to its operating results, the company reports “Core” results, which exclude the effect of the South African projects, and separately reports on the progress and results associated with the South African projects. Other items adjusted out of operating income and earnings per share consist of non-service pension and postretirement items for Q1 2016 and 2017, as well as the gain on the sale of Dry Cooling and charges related to the impairment of intangible assets for Q1 2016.

Gene Lowe, President and CEO, remarked, “I’m very pleased with our company’s first quarter results which included margin expansion across all three segments and solid free cash flow performance. Strategic changes in the operating model of our process cooling business, within our Engineered Solutions segment, were an important driver of profit growth.”

Mr. Lowe continued, “With a solid start to the year, we remain on track to achieve our full-year 2017 guidance and attain our leverage and liquidity targets. Looking forward, we remain confident in our ability to deliver sustained double-digit earnings growth over the next several years.”

First Quarter 2017 Overview:

For the first quarter of 2017 the company reported revenue of $340.6 million and operating income of $17.8 million, compared with $360.6 million and $28.1 million, respectively, in the first quarter of 2016. Net earnings per share from continuing operations were $0.24, compared with $0.47 for the first quarter of 2016.
SPX Core revenue* was $322.4 million and adjusted operating income* was $23.7 million, compared with $340.1 million and $18.7 million, respectively, in the first quarter of 2016. Adjusted earnings per share* for the first quarter of 2017 were $0.38, compared with $0.23 for the first quarter of 2016.
First Quarter Financial Comparisons:
GAAP Results:

($ millions)	Q1 2017	Q1 2016
Revenue	$340.6	$360.6
Segment Income	34.3	29.8
Operating Income	17.8	28.1

Adjusted Results:

($ millions)	Q1 2017	Q1 2016
Core Revenue*	$322.4	$340.1
Core Segment Income*	38.7	33.2
Adjusted Operating Income*	23.7	18.7
* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.
HVAC
Revenue for Q1 2017 was $110.1 million, compared with $111.6 million in Q1 2016, a decrease of 1.3%, including a 0.8% decline from currency fluctuations. Organic revenue* decreased 0.5%, due primarily to lower heating product sales, partially offset by higher cooling product sales. As expected, above average winter temperatures during the quarter dampened demand for heating products.

Segment income was $16.5 million, or 15.0% of revenue, in Q1 2017, compared with $15.9 million, or 14.2% of revenue, in Q1 2016, with the increase largely due to lower SG&A costs.

Detection & Measurement

Revenue for Q1 2017 was $53.6 million, compared with $55.4 million in Q1 2016, a decrease of 3.2% including a 2.7% decline from currency fluctuations. Organic revenue* decreased 0.5% primarily reflecting lower communication technologies project sales, partially offset by an increase in sales of bus fare collection systems.

Segment income was $11.2 million, or 20.9% of revenue, in Q1 2017, compared with $11.0 million, or 19.9% of revenue, in Q1 2016. The 100 basis point increase in segment margins was driven by a higher profit contribution from increased sales of bus fare collection systems and lower SG&A costs, partially offset by a lower profit contribution from a decline in sales of communication technologies projects.

Engineered Solutions

Revenue for Q1 2017 was $176.9 million, compared with $193.6 million in Q1 2016, a decrease of 8.6%, which includes the effect of a 3.4% decline from the sale of our Dry Cooling business in March of 2016 and a 2.2% benefit from currency fluctuations. The remaining reduction in revenue was driven primarily by lower sales of process cooling products, consistent with our strategy of expanding component and aftermarket sales, while selectively pursuing projects with strong value propositions.

Segment income was $6.6 million, or 3.7% of revenue, in Q1 2017, compared with segment income of $2.9 million, or 1.5% of revenue, in Q1 2016. The increase in segment income margins of 220 basis points was driven primarily by the sale of the Dry Cooling business, which incurred a loss during Q1 2016, improved operating efficiency within the Transformer business and cost reductions in our process cooling business.

Engineered Solutions (Core)

Excluding the results of the South African projects, Engineered Solutions recorded Core revenue* for Q1 2017 of $158.7 million, compared with $173.1 million in Q1 2016, a decrease of 8.3% including a 0.4% benefit from currency fluctuations. The disposition of the Dry Cooling business accounted for 3.8% of the revenue decline. The remaining reduction in revenue was due primarily to lower sales of process cooling products.

Engineered Solutions’ Core income* for Q1 2017 was $11.0 million, or 6.9% of revenue, compared with $6.3 million, or 3.6% of revenue, in Q1 2016. The increase in Core income margins* of approximately 330 basis points was driven primarily by the sale of the Dry Cooling business, which incurred a loss during Q1 2016, improved operating efficiency within the Transformer business and cost reductions in our process cooling business.

South African Projects

Revenue attributable to the large South African projects for Q1 2017 was $18.2 million, compared with $20.5 million in Q1 2016. Losses for these projects recorded in our Engineered Solutions segment in Q1 2017 were $4.4 million, compared with a loss of $3.4 million in Q1 2016.

Financial Update:

As of April 1, 2017, SPX had total outstanding debt of $354.5 million and total cash and equivalents of $92.7 million. During the first quarter of 2017, net operating cash flow from continuing operations was $5.4 million. Free cash flow generated from continuing operations* totaled $3.2 million and included cash used for the South African projects of $13.3 million. Net leverage, as calculated under the company’s bank credit agreement, was 2.2x, compared with 2.1x at the end of Q4 2016.
Reaffirming 2017 Guidance:

SPX is reaffirming its 2017 guidance for Core revenue* in a range of $1.3 to $1.4 billion with Core segment income margin* of 12-13%. We continue to expect adjusted operating income margin* to be in a range of 8-9% and adjusted earnings per share* in a range of $1.55 to $1.70.

On a year-over-year basis, we expect segment performance to be as follows:

	Revenue	Segment Income Margin %
HVAC	Organic growth at the lower end of our long- term target range of 2-4%, with variability driven primarily by winter heating demand	Approximately 16%
Detection & Measurement	Organic growth around midpoint of long-term target range of 2-6%, with variability driven primarily by timing of project-related revenue	21-22%
Engineered Solutions (Core)*	Organic decline in mid-single digit %, with flat Transformer revenues and more selective market participation in Process Cooling	Approximately 6-7%

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended April 1, 2017 with the Securities and Exchange Commission on or before May, 11, 2017. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss first quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 91238735

A replay of the call will be available by telephone through Thursday, May 11th.
To listen to a replay of the call
Dial in: 855-859-2056

From outside the United States: +1 404-537-3406
Participant code: 91238735

Upcoming Investor Events: Company management plans to be on the road during May meeting with investors including attending the Oppenheimer Industrial Growth Conference in New York City on May 10th.

About SPX Corporation:  SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.5 billion in annual revenue in 2016 and more than 5,000 employees in about 15 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance. These items include, but are not limited to, transaction and acquisition costs, costs associated with dispositions, the results of our South African projects, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor Contacts:
Paul Clegg, VP, Finance and Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Media Contact:
Vivek Dhir, Vice President of Marketing & Business Development
Phone: 980-474-3703
E-mail: vivek.dhir@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended
	April 1, 2017	April 2, 2016
Revenues	$340.6	$360.6
Costs and expenses:
Cost of products sold	252.5	270.7
Selling, general and administrative	69.6	74.3
Intangible amortization	0.2	0.9
Special charges, net	0.5	0.5
Impairment of intangible assets	—	4.0
Gain on sale of dry cooling business	—	17.9
Operating income	17.8	28.1

Other income (expense), net	(0.7)	1.2
Interest expense	(4.0)	(3.5)
Interest income	0.4	0.2
Income from continuing operations before income taxes	13.5	26.0
Income tax provision	(3.2)	(5.8)
Income from continuing operations	10.3	20.2

Loss from discontinued operations, net of tax	—	(5.5)
Gain (loss) on disposition of discontinued operations, net of tax	7.1	(1.1)
Income (loss) from discontinued operations, net of tax	7.1	(6.6)

Net income	17.4	13.6
Less: Net income attributable to noncontrolling interests	—	0.6
Net income attributable to SPX Corporation common shareholders	$17.4	$13.0

Amounts attributable to SPX Corporation common shareholders:
Income from continuing operations, net of tax	$10.3	$19.6
Income (loss) from discontinued operations, net of tax	7.1	(6.6)
Net income	$17.4	$13.0

Basic income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders	$0.24	$0.47
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	0.17	(0.16)
Net income per share attributable to SPX Corporation common shareholders	$0.41	$0.31

Weighted-average number of common shares outstanding — basic	42.108	41.293

Diluted income per share of common stock:
Income from continuing operations attributable to SPX Corporation common shareholders	$0.24	$0.47
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	0.16	(0.16)
Net income per share attributable to SPX Corporation common shareholders	$0.40	$0.31

Weighted-average number of common shares outstanding — diluted	43.454	41.553

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	April 1,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and equivalents	$92.7	$99.6
Accounts receivable, net	232.7	251.7
Inventories, net	159.2	145.7
Other current assets	26.5	30.6
Total current assets	511.1	527.6
Property, plant and equipment:
Land	15.4	15.4
Buildings and leasehold improvements	118.5	117.3
Machinery and equipment	331.4	329.8
	465.3	462.5
Accumulated depreciation	(271.7)	(267.0)
Property, plant and equipment, net	193.6	195.5
Goodwill	341.9	340.4
Intangibles, net	118.0	117.9
Other assets	671.0	680.5
Deferred income taxes	62.8	50.6
TOTAL ASSETS	$1,898.4	$1,912.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$133.1	$137.6
Accrued expenses	276.7	304.3
Income taxes payable	6.0	1.7
Short-term debt	17.1	14.8
Current maturities of long-term debt	18.0	17.9
Total current liabilities	450.9	476.3

Long-term debt	319.4	323.5
Deferred and other income taxes	43.0	42.4
Other long-term liabilities	874.1	878.7
Total long-term liabilities	1,236.5	1,244.6

Equity:
Common stock	0.5	0.5
Paid-in capital	1,295.0	1,307.9
Retained deficit	(814.2)	(831.6)
Accumulated other comprehensive income	234.1	235.1
Common stock in treasury	(504.4)	(520.3)
Total equity	211.0	191.6
TOTAL LIABILITIES AND EQUITY	$1,898.4	$1,912.5

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended
	April 1, 2017	April 2, 2016	Δ	%/bps
HVAC reportable segment

Revenues	$110.1	$111.6	$(1.5)	(1.3)%
Gross profit	38.2	39.4	(1.2)
Selling, general and administrative expense	21.6	23.4	(1.8)
Intangible amortization expense	0.1	0.1	—
Income	$16.5	$15.9	$0.6	3.8%
as a percent of revenues	15.0%	14.2%		80 bps

Detection & Measurement reportable segment

Revenues	$53.6	$55.4	$(1.8)	(3.2)%
Gross profit	24.8	25.9	(1.1)
Selling, general and administrative expense	13.6	14.7	(1.1)
Intangible amortization expense	—	0.2	(0.2)
Income	$11.2	$11.0	$0.2	1.8%
as a percent of revenues	20.9%	19.9%		100 bps

Engineered Solutions reportable segment

Revenues	$176.9	$193.6	$(16.7)	(8.6)%
Gross profit	25.1	24.4	0.7
Selling, general and administrative expense	18.4	20.9	(2.5)
Intangible amortization expense	0.1	0.6	(0.5)
Income	$6.6	$2.9	$3.7	127.6%
as a percent of revenues	3.7%	1.5%		220 bps

Consolidated Revenues	$340.6	$360.6	$(20.0)	(5.5)%
Consolidated Segment Income	34.3	29.8	4.5	15.1%
as a percent of revenues	10.1%	8.3%		180 bps

Total income for reportable segments	$34.3	$29.8	$4.5
Corporate expense	11.4	11.4	—
Pension and postretirement expense	1.4	1.0	0.4
Long-term incentive compensation expense	3.2	2.7	0.5
Impairment of intangible assets	—	4.0	(4.0)
Special charges, net	0.5	0.5	—
Gain on sale of dry cooling business	—	17.9	(17.9)
Consolidated operating income	$17.8	$28.1	$(10.3)	(36.7)%
as a percent of revenues	5.2%	7.8%		-260 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended
	April 1, 2017	April 2, 2016
Cash flows from (used in) operating activities:
Net income	$17.4	$13.6
Less: Income (loss) from discontinued operations, net of tax	7.1	(6.6)
Income from continuing operations	10.3	20.2
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	0.5	0.5
Gain on sale of dry cooling business	—	(17.9)
Impairment of intangible assets	—	4.0
Deferred and other income taxes	(3.9)	1.3
Depreciation and amortization	6.3	6.7
Pension and other employee benefits	4.2	3.9
Long-term incentive compensation	3.2	2.7
Other, net	1.6	1.8
Changes in operating assets and liabilities, net of effects from divestiture:
Accounts receivable and other assets	33.7	21.4
Inventories	(13.2)	(24.5)
Accounts payable, accrued expenses and other	(36.7)	(70.3)
Cash spending on restructuring actions	(0.6)	(0.4)
Net cash from (used in) continuing operations	5.4	(50.6)
Net cash used in discontinued operations	(3.7)	(11.6)
Net cash from (used in) operating activities	1.7	(62.2)

Cash flows from (used in) investing activities:
Net proceeds from sale of dry cooling business	—	45.9
Capital expenditures	(2.2)	(1.7)
Net cash from (used in) continuing operations	(2.2)	44.2
Net cash used in discontinued operations	—	(0.3)
Net cash from (used in) investing activities	(2.2)	43.9

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	—	28.9
Repayments under senior credit facilities	(4.3)	(19.2)
Borrowings under trade receivables financing arrangement	—	20.0
Repayments under trade receivables financing arrangement	—	(20.0)
Net borrowings under other financing arrangements	1.7	6.4
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(2.5)	(1.7)
Net cash from (used in) continuing operations	(5.1)	14.4
Net cash used in discontinued operations	—	—
Net cash from (used in) financing activities	(5.1)	14.4
Change in cash and equivalents due to changes in foreign currency exchange rates	(1.3)	0.4
Net change in cash and equivalents	(6.9)	(3.5)
Consolidated cash and equivalents, beginning of period	99.6	101.4
Consolidated cash and equivalents, end of period	$92.7	$97.9

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Three months ended
April 1, 2017
Beginning cash and equivalents	$99.6

Cash from continuing operations	5.4
Capital expenditures	(2.2)
Borrowings under senior credit facilities	—
Repayments under senior credit facilities	(4.3)
Net borrowings under other financing arrangements	1.7
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(2.5)
Cash used in discontinued operations	(3.7)
Change in cash due to changes in foreign currency exchange rates	(1.3)
Ending cash and equivalents	$92.7

	Debt at				Debt at
	December 31, 2016	Borrowings	Repayments	Other	April 1, 2017
Domestic revolving loan facility	$—	$—	$—	$—	$—
Term loan	341.2	—	(4.3)	—	336.9
Trade receivables financing arrangement	—	—	—	—	—
Other indebtedness	16.6	6.1	(4.4)	0.8	19.1
Less: Deferred financing costs associated with the Term loan	(1.6)	—	—	0.1	(1.5)
Totals	$356.2	$6.1	$(8.7)	$0.9	$354.5

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC, DETECTION & MEASUREMENT AND ENGINEERED SOLUTIONS SEGMENTS
(Unaudited)

	Three months ended April 1, 2017
	HVAC	Detection & Measurement	Engineered Solutions
Net Revenue Decline	(1.3)%	(3.2)%	(8.6)%

Exclude: Foreign Currency	(0.8)%	(2.7)%	2.2%

Exclude: Effects of Disposition of Dry Cooling Business	—%	—%	(3.4)%

Organic Revenue Decline	(0.5)%	(0.5)%	(7.4)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ENGINEERED SOLUTIONS (CORE) ORGANIC REVENUE
(Unaudited)

Three months ended
April 1, 2017
Engineered Solutions Segment Net Revenue Decline	(8.6)%

Adjustment to Exclude South African projects	(0.3)%

Engineered Solutions (Core) Revenue Decline	(8.3)%

Exclude: Foreign Currency	0.4%

Exclude: Effects of Disposition of Dry Cooling Business	(3.8)%

Engineered Solutions (Core) Organic Revenue Decline	(4.9)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended
	April 1, 2017	April 2, 2016
Consolidated revenue	$340.6	$360.6

Exclude: South African projects	18.2	20.5

Core revenue	$322.4	$340.1

Total segment income	$34.3	$29.8

Exclude: Losses from South African projects	(4.4)	(3.4)

Core segment income	$38.7	$33.2
as a percent of Core revenues (1)	12.0%	9.8%

ENGINEERED SOLUTIONS SEGMENT:	Three months ended
	April 1, 2017	April 2, 2016
Engineered Solutions revenue	$176.9	$193.6

Exclude: South African projects	18.2	20.5

Engineered Solutions (Core) revenue	$158.7	$173.1

Engineered Solutions Segment income	$6.6	$2.9

Exclude: Losses from South African projects	(4.4)	(3.4)

Engineered Solutions (Core) income	$11.0	$6.3
as a percent of Engineered Solutions (Core) revenues (1)	6.9%	3.6%

(1) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended
	April 1, 2017	April 2, 2016
Operating income	$17.8	$28.1

Adjustments:
Losses from South African projects	4.4	3.4

Non-service pension and postretirement items	1.5	1.1

Gain on sale of Dry Cooling	—	(17.9)

Non-cash impairment of intangible assets	—	4.0

Adjusted operating income	$23.7	$18.7
as a percent of Core revenues (1)	7.4%	5.5%

(1) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended April 1, 2017
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$34.3	$4.4	$38.7
Corporate expense	(11.4)	—	(11.4)
Pension and postretirement income (expense)	(1.4)	1.5	0.1
Long-term incentive compensation expense	(3.2)	—	(3.2)
Special charges, net	(0.5)	—	(0.5)
Operating income	17.8	5.9	23.7

Other expense, net (1)	(0.7)	0.5	(0.2)
Interest expense, net (2)	(3.6)	0.2	(3.4)
Income from continuing operations before income taxes	13.5	6.6	20.1
Income tax provision	(3.2)	(0.6)	(3.8)
Income from continuing operations	10.3	6.0	16.3

Dilutive shares outstanding	43.454		43.454

Earnings per share from continuing operations	$0.24		$0.38

(1) Adjustment represents removal of foreign currency losses associated with the South African projects.

(2) Adjustment relates to removal of interest expense incurred in connection with borrowings under a line of credit in South Africa.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended April 2, 2016
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$29.8	$3.4	$33.2
Corporate expense	(11.4)	—	(11.4)
Pension and postretirement income (expense)	(1.0)	1.1	0.1
Long-term incentive compensation expense	(2.7)	—	(2.7)
Special charges, net	(0.5)	—	(0.5)
Impairment of intangible assets	(4.0)	4.0	—
Gain on sale of dry cooling business	17.9	(17.9)	—
Operating income	28.1	(9.4)	18.7

Other expense, net (1)	1.2	(0.2)	1.0
Interest expense, net	(3.3)		(3.3)
Income from continuing operations before income taxes	26.0	(9.6)	16.4
Income tax provision	(5.8)	(1.2)	(7.0)
Income from continuing operations	20.2	(10.8)	9.4
Less: Net income attributable to redeemable noncontrolling interest (2)	0.6	(0.6)	—
Net income from continuing operations attributable to SPX Corporation common shareholders	19.6	(10.2)	9.4

Dilutive shares outstanding	41.553		41.553

Earnings per share from continuing operations	$0.47		$0.23

(1) Adjustment represents removal of foreign currency losses associated with the South African projects.

(2) Adjustment represents removal of noncontrolling interest amounts associated with South Africa projects.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - FREE CASH FLOW
(Unaudited; in millions)

Three months ended
April 1, 2017
Net operating cash flow from continuing operations	$5.4

Capital expenditures - continuing operations	(2.2)

Free cash flow from continuing operations	$3.2